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Chuck Soponis                                                      Joan Kureczka
Chief Executive Officer                               Kureczka/Martin Associates
Oragenics, Inc.                                                   (415) 821-2413
(386) 418-4018                                                 Jkureczka@aol.com

FOR IMMEDIATE RELEASE

            RECOMBINANT DNA ADVISORY COMMITTEE UNANIMOUSLY RECOMMENDS
             APPROVAL OF CLINICAL PROTOCOL FOR FIRST HUMAN TEST OF
           ORAGENICS' NOVEL TREATMENT FOR PREVENTION OF DENTAL CARIES

ALACHUA, FL (March 15, 2004) - Oragenics, Inc. (OTC: OGEN; TSX-V:ORA.U) announced today that the Recombinant DNA Advisory Committee (RAC) of the National Institutes of Health (NIH) has voted unanimously that the first human clinical study of Oragenics' Replacement Therapy for the treatment of dental caries should be carried out under the protocol proposed by the company.

The RAC serves as an advisory committee to the U.S. Food and Drug Administration
(FDA) on new human clinical studies employing genetically engineered organisms or gene therapy. Oragenics voluntarily submitted its protocol for Replacement Therapy to the RAC at the suggestion of the FDA, which had placed the company's Investigational New Drug application on clinical hold in May 2003 pending further review. The FDA is not bound by the recommendations of the RAC.

"We are very pleased with the RAC's determination that our study design adequately addresses the safety questions posed by the first human clinical trial of our novel Replacement Therapy," said Chuck Soponis, Oragenics' president and chief executive officer. "We will be meeting with the FDA in the coming weeks to further discuss a lifting of the clinical hold on our IND, and we hope to initiate human testing later in the year."

Replacement Therapy is a single, painless topical treatment that has the potential to offer life-long protection from most tooth decay. Tooth decay is caused by lactic acid produced by a bacterium in the mouth called Streptococcus mutans. Oragenics' Replacement Therapy employs a patented, genetically modified strain of S. mutans that does not produce this decay-producing acid. When applied to a person's teeth by a dentist, this engineered bacterium displaces the resident acid-producing bacterium, providing potentially life-long protection against most dental decay. Replacement therapy is the result of 25 years of research by Oragenics' founder and chief scientific officer, Jeffrey Hillman, DMD, PhD, a noted molecular geneticist and expert on oral microbiology. Oragenics plans to initiate Phase I trials of this treatment during 2004 and to partner with a major healthcare products or pharmaceutical firm prior to initiating later stages of clinical testing.


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RAC UNANIMOUSLY RECOMMENDS APPROVAL OF CLINICAL PROTOCOL
FOR FIRST HUMAN TEST OF REPLACEMENT THERAPY
PAGE 2


ABOUT ORAGENICS

Oragenics, Inc. is an emerging biotechnology company focused on the development and licensure of innovative products and technologies for improving human health. The company's lead product is a novel oral rinse for the prevention of tooth decay, which is anticipated to enter clinical trials in 2004. The company is also developing a novel antibiotic with broad-spectrum activity against gram positive bacteria and a probiotic product aimed at maintaining oral health. The company is headquartered in Alachua, Florida. For more information about Oragenics, please consult the company's website at www.oragenics.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This release includes forward-looking statements which reflect Oragenics' current views with respect to future events and financial performance. These forward-looking statements are based on management's beliefs and assumptions and information currently available. The words "believe", "expect", "anticipate", "intend", "estimate", "project" and similar expressions which do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to (1) the ability to successfully complete development and commercialization of Oragenics' Replacement Therapy for prevention of tooth decay, novel antibiotic, and probiotic product for oral health; (2) the ability to obtain substantial additional funding; (3) the ability to develop and commercialize products before competitors;)4) the ability to develop commercial products with the in-licensed technology; and (5)) other factors detailed from time to time in filings with the Securities and Exchange Commission. We expressly disclaim any responsibility to update forward-looking statements. The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this news release.

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